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                                                                       EXHIBIT 1


                       SPECIMEN COMMON STOCK CERTIFICATE


                       INCORPORATED UNDER THE LAWS OF THE
                                 STATE OF UTAH


                                                           CUSIP NO. 073466 20 3

                      BEACHPORT ENTERTAINMENT CORPORATION
                               50,000,000 SHARES


This Certifies that                                  is the registered holder of
                                                                          Shares

  FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK $.002 PAR VALUE OF
                      BEACHPORT ENTERTAINMENT CORPORATION

   Transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

   In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed on this 14th day of October AD 1997

      ROBERT L. BARLAND                                      [SIGNATURE]
-------------------------------                      ---------------------------
          SECRETARY               [corporate seal]          VICE PRESIDENT

COUNTERSIGNED
FIDELITY TRANSFER COMPANY
Salt Lake City, Utah

By          [SIGNATURE]
   ------------------------------


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